                                                                  EXECUTION COPY

                        MORTGAGE LOAN PURCHASE AGREEMENT

     This Mortgage Loan Purchase Agreement (the "Agreement"), dated May 31,
2006, is between Banc of America Funding Corporation, a Delaware corporation
(the "Purchaser"), and Bank of America, National Association, a national banking association (the "Seller").

     WHEREAS, the Seller is the owner of the mortgage loans listed on Exhibit I
(the "Mortgage Loans") and the related notes or other evidence of indebtedness
(the "Mortgage Notes") or other evidence of ownership, and the other documents or instruments constituting the related mortgage file (the "Mortgage File");

     WHEREAS, the Seller, as of the date hereof, owns the mortgages (the
"Mortgages") on the properties (the "Mortgaged Properties") securing the
Mortgage Loans, including rights (a) to any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) to the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans;

     WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser and the Purchaser purchase the Mortgage Loans from the Seller pursuant to the terms of this Agreement; and

     WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated
May 31, 2006 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, Wells Fargo Bank, N.A., as trustee (the "Trustee"), and the Seller, as servicer (the "Servicer"), the Purchaser will convey the Mortgage Loans to
Banc of America Funding 2006-E Trust (the "Trust").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     The Purchaser and the Seller hereby recite and agree as follows:

     1. Defined Terms. Terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement relating to the issuance of the Purchaser's Mortgage Pass-Through Certificates,
Series 2006-E (the "Certificates") or, if not defined therein, in the underwriting agreement dated May 30, 2006 (the "Underwriting Agreement"), between the Purchaser and Banc of America Securities LLC, or in the purchase agreement dated May 31, 2006 (the "Purchase Agreement"), between the Purchaser and Banc of America Securities LLC.

     2. Purchase Price; Purchase and Sale. The Seller agrees to sell, and the
Purchaser agrees to purchase, the Mortgage Loans. The purchase price (the
"Purchase Price") for the Mortgage Loans shall consist of $634,305,954.71 payable by the Purchaser to the Seller on the Closing Date in immediately available funds.

          Upon payment of the Purchase Price, the Seller shall be deemed to have transferred, assigned, set over and otherwise conveyed to the Purchaser all the right, title and interest of the Seller in and to the Mortgage Loans and all
Mortgage Files, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date (and including scheduled payments of principal and interest due after the Cut-off
Date but received by the Seller on or before the Cut-off Date and Principal
Prepayments received or applied on the Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-off
Date), together with all of the Seller's rights, title and interest in and to all Mortgaged Property and any related title, hazard, primary mortgage, mortgage pool policy or other insurance policies including all income, payments, products and proceeds of any of the foregoing (but excluding any fees payable by a
Mortgagor for the right to cancel any portion of principal or interest of a BPP
Mortgage Loan). The Purchaser hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee all documents, instruments and agreements required to be delivered by the Purchaser to the Trustee under the Pooling and
Servicing Agreement and such other documents, instruments and agreements as the
Purchaser or the Trustee shall reasonably request.

     3. Representations and Warranties as to the Mortgage Loans. The Seller
hereby represents and warrants to the Purchaser with respect to the Mortgage
Loans as of the date hereof or such other date set forth herein that as of the
Closing Date:

          (a) The information set forth in the mortgage loan schedule attached hereto as Exhibit I (the "Mortgage Loan Schedule") is true and correct in all material respects;

          (b) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting the lien priority of the related Mortgaged Property;

          (c) The terms of the Mortgage Notes and the related Mortgages have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the primary insurance policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the
Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no mortgagor of a Mortgage Loan (a "Mortgagor") has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee;

          (d) The Mortgage Notes and the Mortgages are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Notes and the
Mortgages, or the exercise of any right thereunder, render either the Mortgage
Notes or the Mortgages unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

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          (e) All buildings upon each Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the related Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing
Procedures and the Pooling and Servicing Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.
If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at mortgagor's cost and expense and to seek reimbursement therefor from the mortgagor;

          (f) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loans have been complied with;

          (g) No Mortgage has been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and no Mortgaged
Property has been released from the lien of the related Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

          (h) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Cooperative
Stock, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the
Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser;

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          (i) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A)
bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B)
general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

          (j) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage
Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

          (k) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the related Mortgagor and there is no obligation for the mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the
Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Mortgage Note or Mortgage;

          (l) To the best of the Seller's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

          (m) Either (A) the Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(A), (B), (C) and (D) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, (B) a title search has been done showing no lien
(other than the exceptions contained in (h)(A), (B), (C) and (D) above) on the
Mortgaged Property senior to the lien of the Mortgage or (C) in the case of any
Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received. For each Mortgage Loan covered by a title insurance policy (x) the
Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this
Agreement and (y) no claims have been made under such lender's title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

          (n) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the
Seller has not waived any default, breach, violation or event of acceleration;

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          (o) As of the date of origination of the Mortgage Loan, there were no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (p) All improvements which were considered in determining the
Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

          (q) The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban
Development pursuant to sections 203 and 211 of the National Housing Act;

          (r) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage
Loans are adjustable-rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. No Mortgage Note permits negative amortization;

          (s) There is no proceeding pending or, to the Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

          (t) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a
Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure. To the best of the Seller's knowledge, following the date of origination of the Mortgage Loan, the related Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the related
Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

          (u) With respect to the Mortgage Loans, other than any Borrowers
Protection Plan(R) addendum to the Mortgage Note of a BPP Mortgage Loan, each
Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC;

          (v) With respect to the Mortgage Loans, the Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding
Mortgage on the Mortgaged

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Property and the security interest of any applicable security agreement or chattel mortgage referred to in (h) above;

          (w) Each appraisal of the related Mortgaged Property is in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of
FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by an appraiser who met the qualifications of Fannie Mae or Freddie
Mac and satisfied this requirements of Title XI of FIRREA;

          (x) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (y) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage
Loan has a shared appreciation or other contingent interest feature, and no more than 0.00%, 0.30%, 0.00% and 0.00% (by Cut-off Date Principal Balance) of the
Group 1, Group 2, Group 3 or Group 4 Mortgage Loans, respectively, are Buy-Down
Loans;

          (z) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the
Mortgage Loan is a refinanced mortgage loan, i.e., the proceeds of such Mortgage
Loan were not used to purchase the related Mortgaged Property;

          (aa) Each Primary Mortgage Insurance Policy to which any Mortgage Loan is subject will be issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the
Appraised Value of the Mortgaged Property required by FNMA or FHLMC. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage
Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until
Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The
Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

          (bb) To the best of the Seller's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the
Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation;

          (cc) With respect to each Mortgage Loan, the related Assignment of
Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its

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designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located;

          (dd) All payments required to be made prior to the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no
Group 1, Group 2 or Group 3 Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-off Date.
Approximately 0.21% of the Group 4 Mortgage Loans have been more than 30 days delinquent twice in the twelve month period immediately prior to the Cut-off
Date;

          (ee) With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned;

          (ff) Except with respect to each Mortgage Loan for which the related
Mortgage is recorded in the name of MERS, immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner of record and holder of the Mortgage Loan. With respect to the Mortgage Loans, the Mortgage
Loans were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the
Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans;

          (gg) With respect to the Mortgage Loans, any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. With respect to each Mortgage Loan, the lien of the related Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (hh) The Mortgage Loan was underwritten in accordance with the applicable underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

          (ii) If the Mortgage Loan is secured by a long-term residential lease,
(1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the
Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard

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insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

          (jj) With respect to each Mortgage Loan, the related Mortgaged
Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of
Mortgage Loans secured by Cooperative Stock, leases or occupancy agreements;
provided, however, that any condominium project or planned unit development generally conforms with the applicable underwriting guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling;

          (kk) The Seller used no adverse selection procedures in selecting the
Mortgage Loan for inclusion in the Trust Estate;

          (ll) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (mm) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related
Mortgage Note is no longer in existence;

          (nn) No Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination;

          (oo) No Mortgage Loan is a High Cost Loan or Covered Loan, as
applicable (as such terms are defined in the then current S&P's LEVELS(R)
Glossary, which is now Version 5.6(d) Revised, Appendix E) and no Mortgage Loan
originated (or modified) on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; and

          (pp) No Mortgage Loan is covered by the Home Ownership and Equity
Protection Act of 1994, as amended ("HOEPA").

          Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property;
the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any
Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged
Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

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          It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage
Files to the Trustee or the Custodian and shall inure to the benefit of the
Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

     4. No Broker's Fees. The Seller hereby represents and warrants to the
Purchaser that the Seller has not dealt with any broker, investment banker, agent or other Person (other than the Purchaser and Banc of America Securities
LLC) who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

     5. Repurchase or Substitution. Upon discovery by the Seller, the Purchaser, the Trustee or any assignee, transferee or designee of the Trustee of a missing or defective document in the Mortgage File, as provided in Section 2 of this
Agreement or the Pooling and Servicing Agreement or a breach of any of the representations and warranties set forth in Section 3 (to the extent provided therein) that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, the party discovering such breach shall give prompt written notice to the others. Within
90 days after the earlier of the Seller's discovery or receipt of notification of such missing or defective document or breach of a representation and warranty
(notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty), the Seller shall promptly cure such breach in all material respects, or in the event such missing or defective document or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan.
Alternatively, the Seller hereby agrees (notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty), if so requested by the Purchaser, to substitute for any such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties referred to in Section 3 (to the extent provided therein) above would not have been incorrect (except for representations and warranties as to the correctness of the Mortgage Loan Schedule) had such substitute mortgage loan originally been a Mortgage Loan. The Seller further agrees that a substituted mortgage loan will have on the date of substitution the criteria set forth in the definition of "Substitute Mortgage Loan" in the Pooling and Servicing
Agreement and will comply with the substitution provisions of Section 2.02 of the Pooling and Servicing Agreement. The Seller shall remit to the Purchaser, in cash, the difference between the unpaid principal balance of the Mortgage Loan to be substituted and the unpaid principal balance of the substitute mortgage loan.

          If the breach of the representation set forth in clauses (f) and (oo)
of Section 3 herein occurs as a result of a violation of an applicable predatory or abusive lending law, the Seller agrees to reimburse the Purchaser for all costs and damages incurred by the Purchaser as a result of the violation of such law.

          The Seller hereby agrees to repurchase any Mortgage Loan for which the related mortgagor has exercised its option to convert from an adjustable rate of interest to a fixed rate of interest pursuant to the terms of the related mortgage note, at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate, through the last day of the month in which such repurchase takes place.

     6. Underwriting; BPP Mortgage Loans.

          (a) The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the mortgage loans, reasonably requested by the Purchaser in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

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          (b) With respect to any BPP Mortgage Loan, the Seller hereby agrees to remit to the Trustee, on behalf of the Trust, as assignee of the Purchaser (a)
the amount of any principal and interest due by a Mortgagor and cancelled for any month pursuant to the terms of the related Mortgage Note (the "Monthly
Covered Amount") upon the disability or involuntary unemployment of the related
Mortgagor or (b) the outstanding principal balance of the Mortgage Loan cancelled pursuant to the terms of the related Mortgage Note together with accrued interest at the Mortgage Interest Rate minus the Servicing Fee Rate to the date of cancellation (the "Total Covered Amount") upon the accidental death of the related Mortgagor. Any Monthly Covered Amount payable by the Seller pursuant to this Section 6(b) shall be deposited by the Seller in the Servicer
Custodial Account on or prior to, in the case of the Monthly Covered Amount, the
Remittance Date relating to the Distribution Date immediately following the Due
Date as to which such Monthly Covered Amount relates and, in the case of a Total
Covered Amount, the Remittance Date relating to the Distribution Date in the month following the month in which the cancellation to which such Total Covered
Amount relates occurs.

     7. Costs. The Purchaser shall pay all expenses incidental to the performance of its obligations under the Underwriting Agreement and the Purchase
Agreement, including without limitation (i) any recording fees or fees for title policy endorsements and continuations, (ii) the expenses of preparing, printing and reproducing the Prospectus, the Prospectus Supplement, the Underwriting
Agreement, the Private Placement Memorandum, the Purchase Agreement, the Pooling
and Servicing Agreement and the Certificates and (iii) the cost of delivering the Certificates to the offices of or at the direction of Banc of America
Securities LLC insured to the satisfaction of Banc of America Securities LLC.

     8. Notices. All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the
Purchaser, be addressed to it at Banc of America Funding Corporation, 214 North
Tryon Street, Charlotte, North Carolina, 28255, Attention: General Counsel with a copy to the Chief Financial Officer, or if sent to the Seller, be addressed to it at Bank of America, National Association, 100 North Tryon Street, Charlotte,
North Carolina, 28255, Attention: General Counsel with a copy to the Treasurer.

     9. Trustee Assignee. The Seller acknowledges the assignment of the
Purchaser's rights hereunder to the Trustee on behalf of the Trust and that the representations, warranties and agreements made by the Seller in this Agreement may be enforced by the Trustee, on behalf of the Trust, against the Seller.

     10. Recharacterization. The parties to this Agreement intend the conveyance by the Seller to the Purchaser of all of its right, title and interest in and to the Mortgage Loans and all Mortgage Files, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date (and including scheduled payments of principal and interest due after the Cut-off Date but received by the Seller on or before the
Cut-off Date and Principal Prepayments received or applied on the Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date), together with all of the Seller's rights, title and interest in and to all Mortgaged Property and any related title, hazard, primary mortgage, mortgage pool policy or other insurance policies including all income, payments, products and proceeds of any of the foregoing, pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to

                                       10

the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Purchaser a first priority security interest in all of the
Seller's right, title and interest in and to the Mortgage Loans.

     11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.
This Agreement may not be changed in any manner which would have a material adverse effect on Holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in Article IX of the Pooling and Servicing Agreement.
This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. This Agreement shall bind and inure to the benefit of and be enforceable by the Purchaser and the Seller and their respective successors and assigns.

                                       11

     IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       BANC OF AMERICA FUNDING CORPORATION

                                       By: /s/ Scott Evans
                                           -------------------------------------
                                       Name:  Scott Evans
                                       Title: Senior Vice President

                                       BANK OF AMERICA, NATIONAL ASSOCIATION

                                       By: /s/ Bruce W. Good
                                           -------------------------------------
                                       Name:  Bruce W. Good
                                       Title: Vice President

      [Signature Page to the BAFC 2006-E Mortgage Loan Purchase Agreement]

                                    EXHIBIT I

                             MORTGAGE LOAN SCHEDULE

               [See Exhibit D to Pooling and Servicing Agreement]